Exhibit 99.1

Ambarella, Inc. Announces First Quarter Fiscal Year 2025 Financial Results

May 30, 2024 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), an edge AI semiconductor company, today announced financial results for its first quarter of fiscal year 2025 ended April 30, 2024.

•	Revenue for the first quarter of fiscal 2025 was $54.5 million, down 12% from $62.1 million in the same period in fiscal 2024.

•	Gross margin under U.S. generally accepted accounting principles (GAAP) for the first quarter of fiscal 2025 was 60.9%, compared with 60.4% for the same period in fiscal 2024.

•

GAAP net loss for the first quarter of fiscal 2025 was $37.9 million, or loss per diluted ordinary share of $0.93, compared with GAAP net loss of $35.9 million, or loss per diluted ordinary share of $0.91, for the same period in fiscal 2024.

Financial results on a non-GAAP basis for the first quarter of fiscal 2025 are as follows:

•	Gross margin on a non-GAAP basis for the first quarter of fiscal 2025 was 63.4%, compared with 63.1% for the same period in fiscal 2024.

•

Non-GAAP net loss for the first quarter of fiscal 2025 was $10.5 million, or loss per diluted ordinary share of $0.26. This compares with non-GAAP net loss of $6.0 million, or loss per diluted ordinary share of $0.15, for the same period in fiscal 2024.

Based on information available as of today, Ambarella is offering the following guidance for the second quarter of fiscal year 2025, ending July 31, 2024:

•	Revenue is expected to be between $60.0 million and $64.0 million.

•	Gross margin on a non-GAAP basis is expected to be between 62.5% and 64.0%.

•	Operating expenses on a non-GAAP basis are expected to be between $47.5 million and $49.5 million.

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation and acquisition-related costs adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable debt securities on hand at the end of the first quarter of fiscal 2025 was $203.3 million, compared with $219.9 million at the end of the prior quarter and $227.4 million at the end of the same quarter a year ago.

“We are seeing early signs for the proliferation of AI inferencing at the network edge, and the breadth of our customer engagements is consistent with this, which should create a foundation of multiple applications for revenue growth. We now have our first win at an EV passenger vehicle OEM with our CV3-AD family of AI domain controllers, we added another CV3-AD win in commercial vehicles, and we gained multiple AI inference wins in the IoT market,” said Fermi Wang, President and CEO. “We continue to anticipate revenue growth in fiscal 2025 driven by both a cyclical tailwind as our customers’ inventory levels normalize and the secular growth of our AI inference portfolio.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, President and Chief Executive Officer, and John Young, Chief Financial Officer, to discuss the first quarter of fiscal year 2025 results. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella’s products are used in a wide variety of human vision and edge AI applications, including video security, advanced driver assistance systems (ADAS), electronic mirror, drive recorder, driver/cabin monitoring, autonomous driving and robotics applications. Ambarella’s low-power systems-on-chip (SoCs) offer high-resolution video compression, advanced image and radar processing, and powerful deep neural network processing to enable intelligent perception, fusion and planning. For more information, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” “should,” or similar expressions, including the guidance for the second quarter of fiscal year 2025 ending July 31, 2024, and the comments of our CEO relating to our expectation of future revenue growth, customer demand for our AI inference products, potential drivers of future revenue growth, and the normalization of customer inventory levels. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, global economic and political conditions, including possible trade tariffs and restrictions; revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our customers’ ability to manage their inventory requirements; our growth strategy; our ability to anticipate future market demands and future needs of our customers, particularly for AI inference applications; our ability to introduce, and to generate revenue from, new and enhanced solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as computer vision and AI functionality; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets, such as the OEM automotive and robotics markets; anticipated trends and challenges, including competition, in the markets in which we operate; risks associated with global health conditions and associated risk mitigation measures; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2024 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the first fiscal quarter ended April 30, 2024 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information, including non-GAAP gross margin, net income (loss), and earnings (losses) per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the first quarter of fiscal year 2025, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the second quarter of fiscal year 2025, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended April 30,
	2024	2023
Revenue	$54,473	$62,142
Cost of revenue	21,313	24,623

Gross profit	33,160	37,519

Operating expenses:
Research and development	54,137	54,441
Selling, general and administrative	18,468	18,620

Total operating expenses	72,605	73,061
Loss from operations	(39,445)	(35,542)
Other income, net	2,271	1,286

Loss before income taxes	(37,174)	(34,256)
Provision for income taxes	758	1,646

Net loss	$(37,932)	$(35,902)

Net loss per share attributable to ordinary shareholders:
Basic	$(0.93)	$(0.91)

Diluted	$(0.93)	$(0.91)

Weighted-average shares used to compute net loss per share attributable to ordinary shareholders:
Basic	40,774,991	39,340,791

Diluted	40,774,991	39,340,791

The following tables present details of stock-based compensation and acquisition-related costs included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended April 30,
	2024	2023
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$607	$941
Research and development	17,621	18,361
Selling, general and administrative	7,808	7,963

Total stock-based compensation	$26,036	$27,265

	Three Months Ended April 30,
	2024	2023
	(unaudited, in thousands)
Acquisition-related costs:
Cost of revenue	$757	$757
Research and development	—	—
Selling, general and administrative	520	520

Total acquisition-related costs	$1,277	$1,277

The difference between GAAP and non-GAAP gross margin was 2.5% and 2.7%, or $1.4 million and $1.7 million, for the three months ended April 30, 2024 and April 30, 2023, respectively. The differences were due to the effect of stock-based compensation and the amortization of acquisition-related costs.

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS (LOSSES) PER SHARE

(in thousands, except share and per share data)

	Three Months Ended April 30,
	2024	2023
	(unaudited)
GAAP net loss	$(37,932)	$(35,902)
Non-GAAP adjustments:
Stock-based compensation expense	26,036	27,265
Acquisition-related costs	1,277	1,277
Income tax effect	152	1,333

Non-GAAP net income (loss)	$(10,467)	$(6,027)

GAAP - diluted weighted average shares	40,774,991	39,340,791
Non-GAAP - diluted weighted average shares	40,774,991	39,340,791
GAAP - diluted net loss per share	$(0.93)	$(0.91)
Non-GAAP adjustments:
Stock-based compensation expense	0.64	0.69
Acquisition-related costs	0.03	0.03
Income tax effect	—	0.04
Effect of Non-GAAP - diluted weighted average shares	—	—
Non-GAAP - diluted net income (loss) per share	$(0.26)	$(0.15)

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	April 30,	January 31,
	2024	2024
ASSETS
Current assets:
Cash and cash equivalents	$131,810	$144,914
Marketable debt securities	71,537	75,013
Accounts receivable, net	28,299	24,950
Inventories	28,325	29,043
Restricted cash	7	7
Prepaid expenses and other current assets	6,929	6,230

Total current assets	266,907	280,157
Property and equipment, net	9,763	10,439
Deferred tax assets, non-current	115	234
Intangible assets, net	51,099	55,136
Operating lease right-of-use assets, net	4,324	5,250
Goodwill	303,625	303,625
Other non-current assets	2,827	2,814

Total assets	$638,660	$657,655

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	16,470	28,503
Accrued and other current liabilities	49,714	48,598
Operating lease liabilities, current	3,148	3,443
Income taxes payable	904	1,541
Deferred revenue, current	2,009	894

Total current liabilities	72,245	82,979
Operating lease liabilities, non-current	1,243	1,896
Other long-term liabilities	9,747	12,909

Total liabilities	83,235	97,784

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	18	18
Additional paid-in capital	728,842	694,967
Accumulated other comprehensive loss	(572)	(183)
Accumulated deficit	(172,863)	(134,931)

Total shareholders’ equity	555,425	559,871

Total liabilities and shareholders’ equity	$638,660	$657,655

Contact:

Louis Gerhardy

408.636.2310

lgerhardy@ambarella.com